UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive office)(Zip Code)

(913) 327-5555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 8, 2008, NPC International, Inc. (the “Company” or “NPC”) consummated the following acquisition and disposition transactions with Pizza Hut, Inc. and Pizza Hut of America, Inc. (collectively “PH”): (1) NPC purchased from PH for cash 89 Pizza Hut units located in Tampa, Florida and Cedar Rapids, Iowa pursuant to an Asset Sale Agreement dated November 3, 2008, as amended (the “Purchase Agreement”) and (2) NPC sold to PH for cash 70 Pizza Hut units located in Jacksonville, Florida; Jackson, Mississippi; Spokane, Washington and Savannah, Georgia, and NPC purchased from PH for cash 102 Pizza Hut units located in Kansas City, Missouri and North Atlanta, Georgia, pursuant to an Asset Purchase and Sale Agreement dated November 3, 2008, as amended (the “Purchase and Sale Agreement”). NPC operated approximately 979 units as a franchisee of PH in 27 states prior to consummation of the transactions and operates 1,098 units in 27 states as a result of the transactions. NPC is the world's largest Pizza Hut franchisee. The amount of consideration paid by the parties for the Pizza Hut units was determined by arm’s-length negotiations.

Purchase Agreement. Pursuant to the Purchase Agreement, NPC acquired 89 Pizza Hut units, including three units under construction, from PH for $26.0 million in cash. In addition to the purchase price, NPC agreed to reimburse PH for certain working capital items received by NPC in the transaction. With respect to fee properties owned by PH associated with the acquired units, NPC acquired one of these properties and is leasing the remaining 19 of these properties from PH on specified terms.

Purchase and Sale Agreement. Pursuant to the Purchase and Sale Agreement, PH acquired 70 Pizza Hut units, including two units recently constructed or currently under construction, from NPC for $18.8 million in cash and NPC acquired 102 Pizza Hut units, including three units recently constructed or currently under construction, from PH for $26.1 million in cash. In addition to the purchase price, each party agreed to reimburse the other party for certain working capital items received by the acquiring party in the transactions. With respect to the 21 fee properties owned by PH associated with the units acquired by NPC, NPC is leasing these properties from PH on specified terms. With respect to fee properties owned by NPC associated with the units acquired by PH, PH is leasing NPC’s fee properties for a term of ten years with the right to purchase the properties beginning January 1, 2010 at a specified price.

The sources of the consideration for the purchases of units by NPC was $13.5 million from excess cash balances maintained by the Company, the net proceeds received by PH on the sale of the 70 Pizza Hut units described above, and additional borrowings on the Company’s $75.0 million revolving credit facility under the Credit Agreement dated as of May 3, 2006 among the Company, NPC Acquisition Holdings, LLC as a Guarantor, the other Guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, Bank of America, N.A. and Sun Trust Bank, as Co-Documentation Agents, and the lenders signatory thereto.

A detailed description of the transactions can be found in the Purchase Agreement and the Purchase and Sale Agreement (collectively, the “Agreements”), which are filed with this Current Report on Form 8-K as Exhibits 2.1 - 2.4. The foregoing description of the transactions is qualified in its entirety by reference to such exhibits. The Agreements have been attached to provide investors with information regarding their terms. The Agreements are not intended to provide any other factual information about NPC or PH or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Agreements may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by NPC and PH to each other in connection with the signing of the Agreements. These disclosure schedules contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the Agreements. Moreover, certain representations, warranties and covenants in the Agreements were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Agreements, which subsequent information may or may not be fully reflected in NPC’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the Agreements as characterizations of the actual state of facts about NPC or PH or their respective businesses or operations.

As reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2008, NPC expects to record a material non-cash charge in the fourth quarter of 2008 for impairment to the assets being sold by NPC pursuant to the Purchase and Sale Agreement.

Item 7.01	Regulation FD Disclosure.

On December 9, 2008, NPC issued a press release announcing the closing of the Purchase Agreement and the Purchase and Sale Agreement. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

(i)   The pro forma financial information related to the 191 Pizza Hut units purchased by NPC from PH required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(ii)  The pro forma financial information related to the 70 Pizza Hut units sold by NPC to PH required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. In addition, based upon information currently available to NPC, NPC is providing the following narrative description of the pro forma effects of the disposition of the units, quantified to the extent practicable, on NPC’s financial condition as of September 23, 2008 and NPC’s results of operations for the 39 weeks ended September 23, 2008 and the fiscal years ended December 25, 2007, December 26, 2006 and December 27, 2005. The pro forma information discussed below has not been audited.

Net product sales of NPC for the respective periods described below would be reduced in NPC’s statements of income by the amounts of the net product sales from the 70 Pizza Hut units, which were as follows (amounts in thousands):

	39 weeks ended	52 weeks ended	52 weeks ended	52 weeks ended
	September 23, 2008	December 25, 2007	December 26, 2006	December 27, 2005
Net Product Sales	$42,201	$49,943	$37,273	$37,018

The computation of pro forma operating income requires allocation of corporate expenses to the Pizza Hut units sold and is not practicable to provide in this filing; however, NPC believes that restaurant costs and expenses (including cost of sales, direct labor, and other restaurant and operating expenses) as a percentage of sales for the 70 Pizza Hut units are reasonably comparable to those for the store base of all NPC Pizza Hut units on a combined basis for the respective periods.

It is not practicable for NPC to compute the pro forma changes to its balance sheet dated September 23, 2008 in this filing. Generally, the pro forma adjustments to the balance sheet would include an increase in cash and a reduction in amounts recorded for franchise rights, fixed assets and goodwill as well as adjustments to other miscellaneous working capital items.

The foregoing discussion should be read in conjunction with NPC’s historical financial statements and management’s discussion and analysis of financial condition and results of operations in its periodic reports filed with the Securities and Exchange Commission. The foregoing discussion is not intended to be indicative of the results of operations or financial position that would have been achieved had the disposition been consummated as of the dates indicated above, nor does the discussion purport to indicate results which may be attained in the future.

(d)	Exhibits

Number	Description

2.1	Asset Sale Agreement dated as of November 3, 2008 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.2	Asset Purchase and Sale Agreement dated as of November 3, 2008 among NPC International, Inc., and Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.3	Amendment to Asset Sale Agreement dated as of December 8, 2008 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.4	Amendment to Asset Purchase and Sale Agreement dated as of December 8, 2008 among NPC International, Inc., and Pizza Hut of America, Inc. and Pizza Hut, Inc.
99.1	Press Release dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President Finance and
Chief Financial Officer

Date: December 9, 2008

INDEX TO EXHIBITS

Exhibit	Description

2.1	Asset Sale Agreement dated as of November 3, 2008 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.2	Asset Purchase and Sale Agreement dated as of November 3, 2008 among NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.3	Amendment to Asset Sale Agreement dated as of December 8, 2008 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
2.4	Amendment to Asset Purchase and Sale Agreement dated as of December 8, 2008 among NPC International, Inc., and Pizza Hut of America, Inc. and Pizza Hut, Inc.
99.1	Press Release dated December 9, 2008.